Exhibit 10.27
[Date]

[Name]

Dear [Name]:

On behalf of STARTEK, Inc., and as approved by STARTEK's Board of Directors, this letter serves as an Addendum to your letter of employment dated [Date]. This Addendum has no effect on the current terms and conditions of your employment as outlined in the letter referenced herein, as it is to serve the purpose of confirming changes as of [Date] listed below and the addition of Severance if such is ever required.

Job Title:    [Title]

Annualized Base Pay:    [$Base Pay]

Incentive Percent:    [Incentive %] of annualized base pay

Severance:    In the event Employee's employment is terminated without Cause (as defined herein) or Employee resigns for Good Reason (as defined herein) upon the consummation of a Change of Control or within two years after the consummation of a Change of Control and provided Employee executes a Release and a written acknowledgment of Employee's continuing obligations under the Proprietary Information Agreement, then in addition to payment of the Accrued Compensation, Employee shall be entitled to receive (A) the equivalent of 12 months [CEO: 24 months] of Employee's annual Base Salary as in effect immediately prior to the termination date and subject to Deductions, payable in a lump sum no later than sixty (60) days after the termination date; and (B) provided that Employee is eligible for and timely elects continuation of health insurance pursuant to COBRA, for a period of 12 months [CEO: 18 months], Company shall also reimburse Employee for a portion of the cost of Employee's COBRA premiums that is equal to, and does not exceed, Company's monthly percentage contribution towards Employee's health benefit premiums as of the termination date provided, however, that Company's obligation to pay Employee's COBRA premiums will cease immediately in the event Employee becomes eligible for group health insurance during the 12 month [CEO: 18 month] period following the termination date, and Employee hereby agrees to promptly notify Company if Employee becomes eligible to be covered by group health insurance in such event ((A) and (B) collectively, the "Change of Control Severance Benefits"). For purposes of this "Change of Control" shall have the same meaning as Change of Control as defined in the Company's 2008 Equity Incentive Plan.

Sincerely,

[Name]
[Title]

By your signature below, you acknowledge that you understand and accept this Addendum as stated herein.

[Title]    Date